Exhibit 17(c)

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY CARD

[FUND NAME HERE]

SYNTAX ETF TRUST

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [DATE DATE DATE DATE]

The undersigned, revoking prior proxies, hereby appoints each of ________________ and _________________ as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of the above named fund (the “Fund”) to be held at the offices of _____________________, located at __________________________ at 11 a.m. Eastern Time, or at any adjournment thereof, upon the proposals described in the Notice of Special Meeting of Shareholders and accompanying proxy statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-814-4284. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on __________________, 2024. The proxy statement for this meeting is available at:

vote.proxyonline.com/syntax/docs/2024meeting.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

[FUND NAME HERE]	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization (the “Plan”) that provides for the reorganization of each Acquired Fund with and into a corresponding, newly established series of Exchange Listed Funds Trust (each, an “Acquiring Fund” and together, the “Acquiring Funds”) as set forth in the table below, with each reorganization consisting of: (i) the transfer of all of the assets of an Acquired Fund to its corresponding Acquiring Fund in exchange solely for shares of the Acquiring Fund and the Acquiring Fund’s assumption of all of the liabilities of the Acquired Fund and (ii) the distribution of Acquiring Fund shares (and cash in lieu of any fractional shares) to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund (each, a “Reorganization” and collectively, the “Reorganizations”)	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]